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                                                                  EXHIBIT 23.11

                             Dr. Fernando Caycedo
                              Apartado Aero 7292
                               Bogota, Colombia


        The undersigned has acted as special counsel to Saba Petroleum Company, a Delaware corporation (the "Company",) in connection with certain matters described in the Company's Registration Statement on Form SB-2 (File No. 33-94678) registering the Company's _____% Convertible Subordinated Debentures due 2005, and consents to the reference to the undersigned under the caption "Certain Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                                     /s/ FERNANDO CAYCEDO
                                               -------------------------------
                                                       Fernando Caycedo